Exhibit 23.2




            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43881) pertaining to Capital Southwest Corporation of our report dated May 12, 2004, with respect to the consolidated financial statements of Capital Southwest Corporation for the year ended March 31, 2004 included in the March 31, 2006 Annual Report to Shareholders of Capital Southwest Corporation and incorporated by reference in this Annual Report (Form 10-K) for the year ended March 31, 2006.


                                                     Ernst & Young LLP


May 24, 2006
Dallas, Texas